EXHIBIT 23.2

STATEMENT REGARDING AUDITORS’ CONSENT

The consolidated financial settlements of Tsakos Energy Navigation Limited (the “Company”) for each of the years ended 2001 and 2000, included in the Company’s Registration Statement on Form F-3, have been audited by Arthur Andersen (“Arthur Andersen”). On May 30, 2002, the Company dismissed Arthur Andersen as its independent public accountants and engaged Ernst & Young to serve as the Company’s independent public accountants for the fiscal year ended 2002. After reasonable efforts, the Company has been unable to obtain Arthur Andersen’s consent to the incorporation by reference into this Registration Statement on Form F-3 of its audit report with respect to the Company’s financial statements referenced above.

Under these circumstances, Rule 437a under the Securities Act permits the Company to file the Annual Report, which is incorporated by reference into the Company’s previously filed registration statements on Form S-8 (Nos. 333-104062 and 333-1102860) without a written consent from Arthur Andersen. However, because Arthur Andersen has not consented to the inclusion of its report in this Registration Statement on Form F-3, as incorporated by reference into the above referenced registration statements, recovery by investors relying on any such registration statement that incorporates this Registration Statement on Form F-3 by reference may be limited on certain claims. In particular, and without limitation, purchasers of securities under each such registration statement may not be able to assert claims against Arthur Andersen under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements referenced above and incorporated therein or any omission of a material fact required to be stated therein. In addition, the ability of Arthur Andersen to satisfy and claims (including claims arising from Arthur Andersen’s provision of auditing and other services to the Company) may be limited as a practical matter due to recent events regarding Arthur Andersen.